Exhibit 10.3

Execution Version

SECOND AMENDMENT TO
RESEARCH AND LICENSE AGREEMENT

This Second Amendment to Research and License Agreement (the “Second Amendment”) is made in Jerusalem this 25th day of October 2023 (the “Second Amendment Effective Date”), by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”) of the first part, and LIPOVATION LTD., Company No. 516352408, of 10 Dover Shalom, Beit Shemesh, Israel (the “Company”), of the second part (each of Yissum and the Company, a “Party”, and collectively the “Parties”)

WHEREAS:	the Parties executed a research and license agreement on November 24, 2022, granting to the Company an exclusive License to the Licensed Technology in the Field, which includes without limitations all indications and uses of the Licensed Technology in the Field regardless of whether at any particular time they are part of a Research Program, as amended by the First Amendment on October 25, 2023 (collectively, the “Agreement”); and

WHEREAS:	The Parties wish to incorporate into the Agreement the recently developed Research Program and Budget, annexed hereto as Appendix B.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and appendixes to this Second Amendment constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.	In this Second Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, “including” or “includes” shall mean including, without limiting the generality of any description preceding such terms and the use of the term “or” shall mean “and/or”.

1.3.	The headings of the Sections in this Second Amendment are for the sake of convenience only and shall not serve in the interpretation of the Agreement.

1.4.	In this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Agreement, unless explicitly provided otherwise in this Second Amendment.

2.	Research Program

2.1.	In conformance with Section 1.4.17 of the Agreement, the Parties hereby adopt the Research Program and Budget as described in Appendix B attached to this Second Amendment.

2.2.	Upon the Second Amendment Effective Date, the Company shall pay Yissum seventy four thousand two hundred and eighty seven US dollars and twenty five cents (US$74,287.25) plus Value Added Tax, as required by law, which represents a down payment of twenty five percent (25%) of the total Research Fee as reflected in Appendix B. The Parties acknowledge and agree that the Company already transferred to Yissum on September 27, 2023, the amount of 200,000 NIS plus 34,000 NIS on account of VAT) and that the amount payable by the Company upon the Second Amendment Effective Date shall be 197,149 NIS, plus 33,515 on account of VAT. The balance shall be transferred in NIS at the effective rate of conversion between the U.S. Dollar and the Israeli NIS at the rate set by the Bank of Israel on the date of payment but in any event no more than 3.9 NIS for each $1 U.S.

2.3.	Thereafter, once every three (3) months, the Parties shall determine which tasks listed in Appendix B have been completed to the reasonable satisfaction of the Company and the Company shall pay Yissum the amount(s) budgeted for such completed tasks,) plus Value Added Tax, as required by law.

Mupirocin Second Amendment to the R&L AGREEMENT

3.	No Further Amendments. Other than as set forth herein, all terms and conditions set forth in the Agreement shall remain without change, binding and of full force and effect.

4.	Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed counterpart may be delivered by any reasonable means, including facsimile or other electronic transmission.

5.	Miscellaneous. This Second Amendment shall be governed and construed by the terms and conditions set forth in the Agreement. In any event of a conflict between the terms contained in this Second Amendment and the Agreement, the terms contained in this Second Amendment shall govern.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to the Agreement to be executed by their duly authorized representatives effective as of the Second Amendment Effective Date.

LIPOVATION LTD

/s/ Yoram Drucker
By:	Yoram Drucker
Title:	CEO

YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

Mupirocin Second Amendment to the R&L AGREEMENT